                                                                     Exhibit 3.1

                         CERTIFICATE OF INCORPORATION

                                      OF

                              SUMMIT DESIGN, INC.
                              -------------------


     FIRST.  The name of the corporation is Summit Design, Inc.

     SECOND. The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is Corporation Trust Company.

     THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH.   A.   Classes of Stock.  The aggregate number of shares which the
                    ----------------
corporation shall have authority to issue is 35,000,000, divided into 20,000,000 shares of Common Stock with the par value of $0.01 per share, and 15,000,000 shares of Preferred Stock with the par value of $0.01 per share.

               B.   Rights, Preferences and Restrictions of Preferred Stock. The
                    -------------------------------------------------------
Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in series. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock are as set forth below in Subsection (B) of this Article Fourth.

          1.   Designation of Preferred.  Four million (4,000,000) of the shares
               ------------------------
of the Preferred Stock authorized by the Company's Certificate of Incorporation are hereby designated "Series A Preferred Stock."

          2.   Dividend Provision.  The holders of shares of Series A Preferred
               ------------------
Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation pursuant to an event causing the Conversion Price of the Series A Preferred Stock to be adjusted pursuant to Paragraph 5 hereof) on the Common Stock of the Corporation, at the rate of $0.10 per share per annum with respect to each outstanding share of the Series A Preferred Stock, payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative.

          After payment of the dividend preferences referred to above, outstanding shares of Preferred Stock shall participate with shares of Common Stock as to any additional declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation pursuant to an event causing the Series A Conversion Price of the Preferred Stock to be adjusted pursuant to Paragraph 5 hereof), with the outstanding shares of Preferred Stock participating as though they had all been converted into Common Stock.

          3.   Liquidation Preferences.
               -----------------------

               a. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive the amount of $0.75 per share for each share of Series A Preferred Stock then held by them. After payment to the holders of Common Stock of $0.10 per share, the remaining assets and funds of the Corporation, which are legally available for distribution, shall be distributed in equal amounts per share to the holders of the Series A Preferred Stock and the holders of the Common Stock with the outstanding shares of Preferred Stock participating as though they had all been converted into Common Stock.

               If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of Preferred Stock of the full preferential amount set forth above, then the assets and funds of the Corporation legally available for distribution shall first be distributed ratably among the holders of the Series A Preferred Stock.

               b. For purposes of this Paragraph 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include the Corporation's sale of all or substantially all of its assets or the acquisition of this Corporation by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of this Corporation for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary.



               c. In the event the Corporation shall propose to take any action of the types described in subparagraphs (a) and (b) of this Paragraph 3 the Corporation shall, within ten (10) days after the date that the Board of Directors approves such action, or twenty (20) days prior to any shareholders' meeting called to approve such action, whichever is earlier, give each holder of shares of Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of shares of Preferred Stock upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of shares of Preferred Stock of such material change.

               d. The Corporation shall not consummate any proposed action of the types described in subparagraphs (a) and (b) of this Paragraph 3 before the expiration of thirty (30) days after the mailing of the initial notice or twenty
(20) days after the mailing of any subsequent written notice, whichever is later; provided that any such 30-day or 20-day period may be shortened upon the written consent of the holders of a majority of the outstanding shares of Preferred Stock.

               e. In the event the Corporation shall propose to take any action of the types described in subparagraphs (a) and (b) of this Paragraph 3 which will involve the distribution of assets other than cash, the Corporation shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of shares of Preferred Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Preferred Stock of the appraiser's valuation. All notices pursuant to this Paragraph 3 shall be deemed given upon personal delivery or upon deposit in a United States Post Office by registered or certified mail or by delivery to the offices of a nationally recognized express courier service.

          4.   Redemption.
               ----------

               a. The Series A Preferred Stock shall be redeemed in whole or in part (from legally available funds and otherwise subject to statutory restrictions on redemption rights under Delaware law) by the Corporation upon the vote of the holders of at least eighty-five percent (85%) of the holders of the Series A Preferred Stock. The redemption price shall be $0.83 for each share of Series A Preferred Stock, as adjusted for stock splits, recombinations and the like (the "Redemption Price").

               b. In case of any redemption of a part only of the outstanding shares of Series A Preferred Stock, the Corporation shall effect such redemption pro rata.

               c. At least sixty (60) days prior to the date fixed for any redemption of Series A Preferred Stock (the "Redemption Date"), a written notice shall be mailed to each holder of record of Series A Preferred Stock to be redeemed, postage prepaid, addressed to such holder at his post office address as shown on the records of the Corporation, notifying such holder of the obligation of the Corporation to redeem such shares, stating the Redemption Date and the date on which such holder's Conversion Rights as to such shares terminate and calling upon such holder to surrender to the Corporation at the place designated his certificate or certificates representing the shares to be redeemed (the "Redemption Notice") .

               Each holder of Series A Preferred Stock to be redeemed shall present and surrender his certificate or certificates representing such Series A Preferred Stock to the Corporation at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the Redemption Date, unless default is made in the payment of the Redemption Price, all rights of the holders of the Series A Preferred Stock that is redeemed on such Redemption Date as shareholders of the Corporation, except the right to receive the Redemption Price, shall cease and determine, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purposes whatsoever.

               d. The Preferred Stock may not be redeemed or repurchased except as provided in this Paragraph 4.

          5.   Conversion.  The holders of the Preferred Stock shall have
               ----------
conversion rights as follows (the "Conversion Rights"):

               a.   Right to Convert.
                    ----------------

                    Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and on or prior to the fifth (5th) day prior to such Redemption Date, if any, as may have been fixed in any Redemption Notice, at the office of the Corporation or any transfer agent for the Preferred Stock, into the number of shares of Common Stock equal to the "Series A Conversion Rate." The initial Series A Conversion Rate shall each be one (1), and such initial Series A Conversion Rate shall be subject to the adjustments described below. Any adjustment of the Series A Conversion Rate shall also cause an appropriate adjustment of the

"Series A Conversion Price" (as hereinafter defined) calculated by dividing the adjusted Series A Conversion Rate into the Series A Conversion Price. The initial Series A Conversion Price shall be $1.50. In the event of a call for redemption pursuant to Paragraph 4 hereof of any shares of Preferred Stock which are convertible into Common Stock, the Conversion Rights shall terminate as to the shares designated for redemption at the close of business on the fifth (5th) day preceding the Redemption Date, unless default is made in payment of the Redemption Price.


                    (1) Each share of Preferred Stock shall automatically be converted into shares of Common Stock at its then effective Conversion Rate in the event of the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at a price per share of not less than $5.00 (as adjusted for stock splits, recombinations and the like) and an aggregate offering price of not less than $5,000,000. In the event of such an offering, the person(s) entitled to receive the Common Stock issuable upon such conversion of Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                    (2) No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. Any shares of Series A Preferred Stock surrendered for conversion which would otherwise result in a fractional share of Common Stock shall be redeemed on the basis of $0.75 per share payable as promptly as possible whenever funds are legally available therefor.

               b.   Mechanics of Conversion.  Before any holder of Preferred
                    -----------------------
Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the principal office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued; said conversion notice shall contain such representations as may reasonably be required by the Corporation, to the effect that the shares to be received upon conversion are not being acquired and will not be transferred in any way which might violate then applicable laws. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

               c.   Adjustment for Combinations or Consolidations of Common
                    -------------------------------------------------------
Stock.  In the event the Corporation at any time, or from time to time, after
- -----
the effective date of a written agreement by the Corporation for the initial sale or issuance of Series A Preferred Stock (hereinafter referred to as the "Original Issue Date"), effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of its outstanding Preferred Stock, then and in each such event the Series A Conversion Rate shall be increased or decreased proportionately.

               d.   Adjustment for Dividends, Distributions and Common Stock
                    --------------------------------------------------------
Equivalents.  In the event the Corporation at any time or from time to time
- -----------
after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, or other securities or rights (hereinafter referred to as "Common Stock Equivalents") convertible into or entitling the holder thereof to receive additional shares of Common Stock without payment of any consideration by such holder for such Common Stock, then and in each such event the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents shall be deemed to be issued and outstanding as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date. In each such event, the Series A Conversion Rate shall be increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying such Conversion Rate by a fraction:

                    (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents; and

                    (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, (A) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Rate shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Rate shall be adjusted pursuant to this Paragraph 5(d) as of the time of actual payment of such dividends or distributions; (B) if such Common Stock Equivalents provide, with the passage of time or otherwise, for any decrease in the number of shares of Common Stock issuable upon conversion or exercise thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, the Series A Conversion Rate shall, upon any such decrease becoming effective, be recomputed to reflect such decrease insofar as it affects the rights of conversion or exercise of the Common Stock Equivalents then outstanding; (C) upon the expiration of any rights or conversion or exercise under any unexercised Common Stock Equivalents, the Series A Conversion Rate computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if the only additional shares of Common Stock issued were the shares of such stock, if any, actually issued upon the conversion or exercise of such Common Stock Equivalents; and (d) in the case of Common Stock Equivalents which expire by their terms not more than sixty (60) days after the date of issuance thereof, no adjustment in any Conversion Rate shall be made until the expiration or exercise of all such Common Stock Equivalents, whereupon such adjustments shall be made in the manner provided in clause (C) above.

               e.   Anti-dilution Adjustment for Diluting Issues.  Except as
                    --------------------------------------------
otherwise provided in this subparagraph (e), in the event the Corporation sells or issues any Common Stock or Common Stock Equivalents at a per share consideration (as defined below) less than the Series A Conversion Price then in effect, then the Series A Conversion Rate and Series A Conversion Price then in effect shall be adjusted as provided in subparagraphs (i), (ii) and (iii) hereof. For the purposes of the foregoing, the per share consideration with respect to the sale or issuance of Common Stock shall be the price per share received by the Corporation, prior to the payment of any expenses, commissions, discounts and other applicable costs. With respect to the sale or issuance of Common Stock Equivalents which are convertible into or exchangeable for Common Stock without further consideration, the per share consideration shall be determined by dividing the maximum number of shares of Common Stock issuable with respect to such Common Stock Equivalents (as set forth in the instrument relating thereto without regard to any provisions contained therein for subsequent adjustment of such number) into the aggregate consideration received by the Corporation upon the sale or issuance of such Common Stock Equivalents. With respect to the issuance of other Common Stock Equivalents, the per share consideration shall be determined by dividing the maximum number of shares of Common Stock issuable with respect to such Common Stock Equivalents into the total aggregate consideration received by the Corporation upon the sale or issuance of such Common Stock Equivalents plus the minimum aggregate amount of additional consideration receivable by the corporation upon the conversion or exercise of such Common Stock Equivalents. The issuance of Common Stock or Common Stock Equivalents for no consideration shall be deemed to be an issuance at a per share consideration of $.01. In connection with the sale or issuance of Common Stock and/or Common Stock Equivalents for non-cash consideration, the amount of consideration shall be determined by the Board of Directors of the Corporation.

          As used herein, "Additional Shares of Common Stock" shall mean either shares of Common Stock issued subsequent to the Original Issue Date or, with respect to the issuance of Common Stock Equivalents, the maximum number of shares of Common Stock issuable in exchange for, upon conversion of, or upon exercise of such Common Stock Equivalents.

               (i) Upon each issuance of Additional Shares of Common Stock for a per share consideration less than the Conversion Price for the Series A Preferred Stock in effect on the date of such issuance, the Conversion Rate of Series A Preferred Stock in effect on such date will be adjusted by multiplying it by a fraction:

               (x) the numerator of which shall be the number of shares of Common Stock outstanding (assuming conversion of all outstanding Preferred Stock) immediately prior to the issuance of such Additional Shares of Common Stock, plus the number of such Additional Shares of Common Stock so issued, and

               (y) the denominator of which shall be the number of shares of Common Stock outstanding (assuming conversion of all outstanding Preferred Stock) immediately prior to the issuance of such Additional Shares of Common Stock plus the number of shares of Common Stock which the aggregate net consideration received by the Corporation for the total number of such Additional Shares of Common Stock so issued would purchase at the Conversion Price for such series of Preferred Stock then in effect.

               (ii) Upon each issuance of Common Stock Equivalents, exchangeable without further consideration into Common Stock, for a per share consideration less than the Series A Conversion Price in effect on the date of such issuance, the Series A Conversion Rate in effect on such date will be adjusted as in subparagraph (i) immediately above on the basis that the related Additional Shares of Common Stock are to be treated as having been issued on the date of issuance of the Common Stock Equivalents, and the aggregate consideration received by the Corporation for such Common Stock Equivalents shall be deemed to have been received for such Additional Shares of Common Stock.

               (iii) Upon each issuance of Common Stock Equivalents other than those described in subparagraph (ii) above, for a per share consideration less than the Series A Conversion Price in effect on the date of such issuance, the Series A Conversion Rate in effect on such date will be adjusted as in subparagraph (i) immediately above on the basis that the related Additional Shares of Common Stock are to be treated as having been issued on the date of issuance of such Common Stock Equivalents, and the aggregate consideration received and that receivable by the Corporation on conversion or exercise of such Common Stock Equivalents shall be deemed to have been received for such Additional Shares.

               (iv) Once any Additional Shares of Common Stock have been treated as having been issued for the purpose of this Paragraph 5(e), they shall be treated as issued and outstanding shares of Common Stock whenever any subsequent calculations must be made pursuant hereto; provided that on the expiration of any options, warrants or rights to purchase Additional Shares of Common Stock, the termination of any rights to convert or exchange for Additional Shares of Common Stock, or the expiration of any options or rights related to such convertible or exchangeable securities on account of which an adjustment in the Series A Conversion Rate has been made previously pursuant to this subparagraph 5(e), such Conversion Rate shall forthwith be readjusted to such Conversion Rate as would have obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities. Any adjustment of the Series A Conversion Rate shall also cause an appropriate adjustment of the Series A Conversion Price calculated by dividing the adjusted Series A Conversion Rate into $0.75.

               (v) The foregoing notwithstanding, no adjustment of any Conversion Rate or Conversion Price shall be made as a result of the issuance of:

          --   any shares of Common Stock pursuant to which any Conversion Rate and Conversion Price are adjusted under subparagraphs (c) or (d) of this Paragraph 5; or

          --   any shares of Common Stock issued pursuant to the exchange, conversion, or exercise of any Common Stock Equivalents which have previously been incorporated into computations hereunder on the date when such Common Stock Equivalents were issued; or

          --   any shares of Common Stock issuable upon conversion of the Series
     A Preferred Stock.

               f.   No Adjustment.  No adjustment in the Series A Conversion
                    -------------
Rate and the Series A Conversion Price need be made if such adjustment would result in a change in the Series A Conversion Price of less than $.01. Any adjustment of less than $.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $.01 or more in the Series A Conversion Price.

               g.   No Impairment.  The Corporation will not, by amendment of
                    -------------
its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Paragraph 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

               h.   Certificate as to Adjustments.  Upon the occurrence of each
                    -----------------------------
adjustment or readjustment of the Series A Conversion Rate pursuant to this Paragraph 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Conversion Rate at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

               i.   Notices of Record Date.  In the event of any taking by the
                    ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any Common Stock Equivalents or any rights to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such, dividend, distribution or right.

               j.   Reservation of Stock Issuable Upon Conversion. The
                    ---------------------------------------------
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

               k.   Notices.  Any notice required by the provisions of this
                    -------
Paragraph 5 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United

States mail, postage prepaid, or delivered to the offices of a nationally recognized express courier service and addressed to each holder of record at his address appearing on the books of the Corporation.

          6.   Voting Rights.  Each share of Preferred Stock issued and
               -------------
outstanding shall have the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted on the record date for the vote or consent of shareholders and shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation.

          7.   Covenants.  In addition to any other rights provided by law, so
               ---------
long as any Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Preferred Stock:

               a. Amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or Bylaws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any series of Preferred Stock, or increase or decrease the number of shares of any series of Preferred Stock authorized hereby;

               b. Authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to or on a parity with any preference or priority of the Preferred Stock or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Corporation having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Preferred Stock;

               c. Reclassify any outstanding shares into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Preferred Stock;

               d. Pay or declare any dividends on any Common Stock without paying or declaring an equal dividend on the Preferred Stock;

               e. Repurchase, acquire or retire any shares of Preferred Stock other than pursuant to the provisions of Paragraph 5 hereof; or

               f. Undertake or effect any consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another person.

          8.   Waiver of Rights and Preferences.  Except as otherwise expressly
               --------------------------------
provided herein or otherwise provided by law, any or all of the rights and preferences of any series Preferred Stock contained herein which causes, creates or imposes any limit or restriction on the Corporation, may be amended or waived upon the affirmative vote of not less than eighty-five percent (85%) of the outstanding shares of Series A Preferred Stock. Nothing herein shall prevent one or more holders of shares of Preferred Stock from waiving any right or preference contained in this Certificate of Incorporation as such may apply to such holder without the concurrence of the other holders of shares of Preferred Stock.

     FIFTH.  The name and mailing address of the incorporator are as follows:

                            Bruce M. McNamara, Esq.
         Wilson, Sonsini, Goodrich & Rosati, Professional Corporation
                             Two Palo Alto Square
                             Palo Alto, CA  94306

     SIXTH. The Board of Directors of the corporation is expressly authorized to adopt, amend or repeal the by-laws of the corporation, but the stockholders may make additional by-laws and may alter or repeal any by-law whether adopted by them or otherwise.

     SEVENTH. Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.

     EIGHTH.   A director of the corporation shall not be liable to the
corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended. Any repeal or modification of this Article EIGHTH shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

     The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed and that the facts stated therein are true.


                              /s/ Bruce M. McNamara
                              ______________________________________
                              Incorporator

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                              SUMMIT DESIGN, INC.


     Summit Design, Inc., a Delaware corporation, does hereby certify that the following amendments to the Corporation's Certificate of Incorporation have been duly adopted in accordance with the provisions of Section 242 and Section 228 of the Delaware General Corporation Law and notice of the approval of such amendments by the Corporation's stockholders has been given in accordance with
Section 228(d) of the Delaware General Corporation Law.

          1. Article FOURTH of the Certificate of Incorporation of this corporation is amended and restated in full to read as follows:

          "FOURTH.  A.   Classes of Stock.  The aggregate number of shares which
                         ----------------
     the corporation shall have authority to issue is 29,334,283 divided into 20,000,000 shares of Common Stock with the par of $0.01 per share, and 9,334,283 shares of Preferred Stock with the par value of $0.01 per share.

                    B.   Rights, Preference and Restrictions of Preferred Stock.
                         ------------------------------------------------------
     The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in series. The rights, preferences, privileges, and restrictions granted to an imposed on the Series A, Series B, Series C, Series D and Series E Preferred Stock as set forth below in this Subsection
     (B) of this Article Fourth.

               1.   Designation of Preferred. Three million, three hundred
                    ------------------------
     sixty-seven thousand (3,367,000) of the shares of the Preferred Stock authorized by this Certificate of Incorporation are hereby designated "Series A Preferred Stock," four million, thirty-three thousand, nine hundred forty-nine (4,033,949) of the shares of the Preferred Stock authorized by this Certificate of Incorporation are hereby designated "Series B Preferred Stock," four hundred thousand (400,000) shares of Preferred Stock authorized by this Certificate of Incorporation are hereby designated "Series C Preferred Stock", nine hundred thirty-three thousand, three hundred thirty-four (933,334) of the shares of Preferred Stock authorized by this Certificate of Incorporation are hereby designated "Series D Preferred Stock" and six hundred thousand (600,000) shares of Preferred Stock authorized by this Certificate of Incorporation are hereby designated "Series E Preferred Stock."

               2.   Dividend Provision.  The holders of Series A, Series B,
                    ------------------
     Series C, Series D and Series E Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation pursuant to an event causing the respective Conversion Price of the Series A, Series B, Series C, Series D and Series E Preferred Stock to be adjusted pursuant to

     Paragraph 5 hereof) on the Common Stock of the Corporation, at the rate of $0.01 per share per annum (as adjusted for stock splits, dividends paid in stock, recombinations and the like) with respect to each outstanding share of the Series A, Series B, Series C, Series D and Series E Preferred Stock, payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. Dividends, if paid on shares of Series A, Series B, Series C, Series D and Series E Preferred Stock, must be paid on, or, if declared and set apart for payment on, must be declared and set apart for payment on, each such series of Preferred Stock contemporaneously, and if less than full dividends are paid on or declared and set apart for payment on such series, then the same percentage of the respective dividend rate on each such series of Preferred Stock shall be paid on or declared and set apart.

               After payment of the dividend preferences referred to above, outstanding shares of Preferred Stock shall participate with shares of Common Stock as to any additional declaration of payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation pursuant to an event causing the respective Conversion Price of the Preferred Stock to be adjusted pursuant to Paragraph 5 hereof), with the outstanding shares of Preferred Stock participating as though they had all been converted into Common Stock.

               3.   Liquidation Preferences.
                    -----------------------

                    a. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series E Preferred Stock shall be entitled to receive the amount of $6.73 per share, plus all declared but unpaid dividends, for each share of Series E Preferred Stock then held by them, prior to and in preference to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Common Stock. After payment of such amounts to the holders of the Series E Preferred Stock, the holders of Series D Preferred Stock shall be entitled to receive the amount of $3.75 per share, plus all declared but unpaid dividends, for each share of Series D Preferred Stock then held by them, prior to and in preference to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock. After payment of such amounts to the holders of the Series D Preferred Stock, the holders of Series A and Series B Preferred Stock shall be entitled to receive the amounts of $1.31 and $1.88 per share, plus all declared but unpaid dividends, for each share of Series A Preferred Stock and Series B Preferred Stock, respectively, then held by them, prior to and in preference to the holders of Series C Preferred Stock and Common Stock. The Series A and B Preferred Stock shall rank on a parity as to the receipt of the respective preferential amounts for each such series with respect to the occurrence of such event. After payment of such amounts to the holders of Series A and B Preferred Stock, the holders of Series C Preferred Stock shall be entitled to receive the amount of $1.00 per share, plus all declared but unpaid dividends, for each share of Series C Preferred Stock then held by them prior to and in preference to the holders of Common Stock. After payment of such amounts to the holders of Series C Preferred Stock, the holders of Common Stock shall be entitled to receive the amount of $0.10 per share plus all declared but unpaid dividends, for each share of Common Stock held by them. After all of the foregoing distributions have been made, the remaining assets and funds of the Corporation, which are legally available for distribution, shall be distributed in equal amounts per share to the holders of the Series A, Series B, Series C, Series D and Series E Preferred Stock and the holders of the Common Stock with the outstanding shares of Series A, Series B, Series C, Series D, and Series E Preferred Stock participating as though they had all been converted into Common Stock. The amount of each of the liquidation preferences stated in this paragraph shall be adjusted for stock splits, dividends paid in stock, recombinations and the like.

                    If, upon the occurrence of such event, the assets and funds thus distributed among the holders of any particular series of Preferred Stock shall be insufficient to permit the payment to all holders of such series of Preferred Stock of the full preferential amount set forth above, then the assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of that series of Preferred Stock after payment of the full preferential amount set forth above has been made with respect to all series of Preferred Stock having a senior liquidation preference.

                    b. For purposes of this Paragraph 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, the Corporation's sale of all or substantially all of its assets or the acquisition of this Corporation by another entity by means of merger, consolidation or other transaction or series of related transactions in which the Corporation's stockholders before the transaction hold less than 50% of the voting securities of the surviving entity; provided however, that the merger of a subsidiary of the Corporation with Test Systems Strategies Inc., an Oregon corporation, and issuance of shares of the Corporation's Series B Preferred Stock in connection therewith shall be excluded from this subparagraph (b) and shall not be considered a liquidation, dissolution or winding up of the Corporation. The provisions of this Section 3(b) can be waived with respect to all series of Preferred Stock by the approval of the holders of a majority of the Series A, Series B, Series D and Series E Preferred Stock, each voting separately as a series.

                    c. In the event the Corporation shall propose to take any action of the types described in subparagraphs (a) and (b) of this Paragraph 3, the Corporation shall cause to be provided to each holder of shares of Preferred Stock written notice of the proposed action at least twenty (20) days prior to the earlier of (i) any stockholder action to approve such action, and (ii) the date such action shall be taken. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of shares of Preferred Stock upon consummation of the proposed action and the date of delivery thereof. If the terms of the proposed transaction shall change materially (as determined by the Board of Directors), then a new notice shall be provided in accordance with this section.

                         The Corporation shall not consummate or approve any proposed action of the types described in subparagraphs (a) and (b) before the expiration of the notice period provided above; provided that such period may be shortened upon the written consent of the holders of a majority of the Series A, Series B, Series D and Series E Preferred Stock, each voting separately as a series. This subparagraph (c) may not be amended without the approval of the holders of a majority of the Series A, Series B, Series D and Series E Preferred Stock, each voting separately as a series.

                    d. In the event the Corporation shall propose to take any action of the types described in subparagraphs (a) and (b) of this Paragraph 3 which will involve the distribution of assets other than cash, the Corporation shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of shares of Preferred Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Preferred Stock of the appraiser's valuation.

               4.   Redemption.
                    ----------

                    a. Upon the vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the holders of the Series A, Series B, Series D and Series E Preferred Stock, voting together as one class, the Company shall offer to redeem the Series A, Series B, Series C, Series D and Series E Preferred Stock in whole or in part (from legally available funds and otherwise subject to statutory restrictions on redemption rights under Delaware law). The redemption price shall be $1.31 for each share of Series A Preferred Stock, $1.88 for each share of Series B Preferred Stock, $1.00 for each share of Series C Preferred Stock, $3.75 for each share of Series D Preferred Stock, and $4.45 for each share of Series E Preferred Stock, as adjusted for stock splits, dividends paid in stock, recombinations and the like (the "Redemption Price").

                    b. Notice of such vote by the Series A, Series B, Series D and Series E Preferred Stock shall be given to the Corporation within ten
     (10) days thereof. Upon receipt of such notice, the Corporation shall fix a date for redemption of the shares of Series A, Series B, Series C, Series D and Series E Preferred Stock which the holders thereof opt to have redeemed (the "Redemption Date") which shall be at least ninety (90) days and not more than one hundred twenty (120) days from the date notice of the vote was received by the Corporation.

                    c. In case of any redemption of a part only of the outstanding shares of Series A, Series B, Series C, Series D and Series E Preferred Stock, the Corporation shall effect such redemption pro rata in proportion to the aggregate redemption price of such shares of Preferred Stock (computed by multiplying the Redemption Price for a particular series by the number of shares of such series outstanding as of the Redemption
     Date).

                    d. At least sixty (60) days prior to the date fixed for any redemption of Series A, Series B, Series C, Series D or Series E Preferred Stock (the "Redemption Date"), a written notice shall be mailed to each holder of record of Series A, Series B, Series C, Series D and Series E Preferred Stock, notifying such holder of the offer by the Corporation to redeem such shares, stating the Redemption Date, the date on which such holder must notify the Corporation of its election to have such holder's shares redeemed, and, if redemption is elected or deemed elected pursuant to the final sentence of this paragraph, the date on which such holder's Conversion Rights as to such shares terminate and calling upon such holder to surrender to the Corporation at the place designated his certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). The election to be redeemed by the holders of a majority of the shares of a particular series of preferred stock shall be deemed to be an election to be redeemed by the holders of all shares of preferred stock of such series.

                    Each holder of Series A, Series B, Series C, Series D and Series E Preferred Stock to be redeemed shall present and surrender his certificate or certificates representing such Series A, Series B, Series C, Series D and Series E Preferred Stock to the Corporation at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the Redemption Date, unless default is made in the payment of the Redemption Price, all rights of the holders of the Series A, Series B, Series C, Series D and Series E Preferred Stock that is redeemed on such Redemption Date as stockholders of the Corporation, except the right to receive the Redemption Price, shall cease and terminate, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purposes whatsoever.

                    e. The Preferred Stock may not be redeemed except as provided in this Paragraph 4.

               5.   Conversion. The holders of the Preferred Stock shall have
                    ----------
     conversion rights as follows (the "Conversion Rights"):

                    a.   Right to Convert.
                         ----------------

                         Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and (as to any such share the holder of which has notified the Company of its election to have such share redeemed or as to which election to be redeemed is deemed to have been made) on or prior to the fifth (5th) day prior to such Redemption Date, if any, as may have been fixed in any Redemption Notice, at the office of the Corporation or any transfer agent for the Preferred Stock, into Common Stock at the respective Conversion Rate (as hereinafter defined) in effect at the time of conversion. The number of shares of Common Stock into which each share of

     Series A Preferred Stock may be converted is hereinafter referred to as the "Series A Conversion Rate," the number of shares of Common Stock into which each share of Series B Preferred Stock may be converted is hereinafter referred to as the "Series B Conversion Rate," the number of shares of Common Stock into which each share of Series C Preferred Stock may be converted is hereinafter referred to as the "Series C Conversion Rate", the number of shares of Common Stock into which each share of Series D Preferred Stock may be converted is hereinafter referred to as the "Series D Conversion Rate" and the number of shares of Common Stock into which each share of Series E Preferred Stock may be converted is hereinafter referred to as the "Series E Conversion Rate." The initial Series A Conversion Rate, Series B Conversion Rate, Series C Conversion Rate, Series D Conversion Rate, and Series E Conversion Rate shall be one (1), and such initial Conversion Rates shall be subject to the adjustments described below. Any adjustment of the Series A Conversion Rate, Series B Conversion Rate, Series C Conversion Rate, Series D Conversion Rate or Series E Conversion Rate shall also cause an appropriate adjustment of the Series A, Series B, Series C, Series D or Series E Conversion Price (as hereinafter defined), respectively, calculated by dividing the adjusted Series A Conversion Rate into $1.31 and the adjusted Series B Conversion Rate into $1.88 and the adjusted Series C Conversion Rate into $1.00 and the adjusted Series D Conversion Rate into $3.75 and the adjusted Series E Conversion Rate into $4.45, respectively. The amount obtained by dividing $1.31 by the Series A Conversion Rate shall be called the "Series A Conversion Price", the amount obtained by dividing $1.88 by the Series B Conversion Rate shall be called the "Series B Conversion Price", the amount obtained by dividing $1.00 by the Series C Conversion Rate shall be called the "Series C Conversion Price", the amount obtained by dividing $3.75 by the Series D Conversion Rate shall be called the "Series D Conversion Price" and the amount obtained by dividing $4.45 by the Series E Conversion Rate shall be called the "Series E Conversion Price." In the event of a call for redemption pursuant to Paragraph 4 hereof of any shares of Preferred Stock which are convertible into Common Stock, the Conversion Rights shall terminate as to the shares designated or deemed to have been designated by the holders thereof for redemption at the close of business on the fifth (5th) day preceding the Redemption Date, unless default is made in payment of the Redemption Price.

                         (i)    Each share of Preferred Stock shall
     automatically be converted into shares of Common Stock at its then effective Conversion Rate immediately upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at a price per share to the public of not less than $5.50 (as adjusted for stock splits, dividends paid in stock, recombinations and the like) and proceeds to the Corporation net of underwriting discounts and commissions of not less than $10,000,000 (a "Qualifying Public Offering"). In the event of such an offering, the person(s) entitled to receive the Common Stock issuable upon such conversion of Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                         (ii) At the option of the Corporation, each share of Series D Preferred Stock shall automatically be converted into shares of Common Stock at its then effective Conversion Rate, if less than sixty-six and two-thirds percent (66-2/3%) of the shares of Series D Preferred Stock issued pursuant to that certain Series D Preferred Stock Purchase Agreement dated May 17, 1994, remain outstanding.

                         At the option of the Corporation, each share of Series E Preferred Stock shall automatically be converted into shares of Common Stock at its then effective Conversion Rate, if less than sixty-six and two-thirds percent (66-2/3%) of the shares of Series E Preferred Stock issued pursuant to that certain Series E Preferred Stock Purchase Agreement dated June 19, 1995, remain outstanding.

                         At least thirty (30) days prior to the date fixed for any conversion of Series D Preferred Stock or Series E Preferred Stock (the "Conversion Date"), a written notice shall be mailed to each holder of record of Series D Preferred Stock or Series E Preferred Stock to be converted, notifying such holder of the right of the Corporation to convert such shares, stating the Conversion Date and calling upon such holder to surrender to the Corporation at the place designated his certificate or certificates representing the shares to be converted (the "Conversion Notice"). Upon receipt of a certificate of Series D Preferred Stock or Series E Preferred Stock, the Corporation shall, as soon as practicable thereafter, issue and deliver at such place designated to such holder, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                         (iii) No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. Any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock surrendered for conversion which would otherwise result in a fractional share of Common Stock shall be redeemed on the basis of $1.31 per share, $1.88 per share, $1.00 per share, $3.75 per share and $4.45 per share, respectively, adjusted for stock splits, dividends paid in stock, recombinations and the like, payable as promptly as possible whenever funds are legally available therefor.

                    b.   Mechanics of Conversion. Before any holder of Preferred
                         -----------------------
     Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the principal office at the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued; said conversion notice shall contain such representations as may reasonably be required by the Corporation, to the effect that the shares to be received upon conversion are not being acquired and will not be transferred in any way which might violate then applicable laws. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of shares of Common stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                    c.   Adjustment for Combinations or Consolidations of Common
                         -------------------------------------------------------
     Stock. In the event the Corporation at any time, or from time to time,
     -----
     after the date this Amendment is filed with the Delaware Secretary of State (hereinafter referred to as the "Original Measurement Date" with respect to each such series), effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of its outstanding Preferred Stock, then and in each such event respective Conversion Rate shall be increased or decreased proportionately.

                    d.   Adjustment for Dividends, Distributions and Common
                         --------------------------------------------------
     Stock Equivalents. In the event the Corporation at any time or from time to
     -----------------
     time after the Original Measurement Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, or other securities or rights (hereinafter referred to as "Common Stock Equivalents") convertible into or entitling the holder thereof to receive additional shares of Common Stock without payment of any consideration by such holder for such Common Stock, then and in each such event the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents shall be deemed to be issued and outstanding as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date. In each such event, each respective Conversion Rate shall be increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying such Conversion Rate by a fraction:

                         (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents; and

                         (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, (A) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, each Conversion Rate shall be recomputed accordingly as of the close of business on such record date and thereafter each Conversion Rate shall be adjusted pursuant to this Paragraph 5(d) as of the time of actual payment of such dividends or distributions; (B) if such Common Stock Equivalents provide, with the passage of time or otherwise, for any change in the number of shares of Common Stock issuable upon conversion or exercise thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, each Conversion Rate shall, upon any such change becoming effective, be recomputed to reflect such change insofar as it affects the rights of conversion or exercise of the Common Stock Equivalents then outstanding; (C) upon the expiration of any rights or conversion or exercise under any unexercised Common Stock Equivalents, each Conversion Rate computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if the only additional shares of Common Stock issued were the shares of such stock, if any, actually issued upon the conversion or exercise of such Common Stock Equivalents; and (D) in the case of Common Stock Equivalents which expire by their terms not more than sixty (60) days after the date of issuance thereof, no adjustment in any Conversion Rate shall be made until the expiration or exercise of all such Common Stock Equivalents, whereupon such adjustments shall be made in the manner provided in clause (C) above.

                    e.   Anti-dilution Adjustment for Diluting Issues. Except as
                         --------------------------------------------
     otherwise provided in this subparagraph (e), in the event the Corporation sells or issues any Common Stock or Common Stock Equivalent at a per share consideration (as defined below) less than the Conversion Price for any series of Preferred Stock then in effect, then the Conversion Rate and Conversion Price then in effect with respect to such series shall be adjusted as provided in subparagraphs (i), (ii) and (iii) hereof. For the purposes of the foregoing, the per share consideration with respect to the sale or issuance of Common Stock shall be the price per share received by the Corporation, prior to the payment of any expenses, commissions, discounts and other applicable costs. With respect to the sale or issuance of Common Stock Equivalents which are convertible into or exchangeable for Common Stock without further consideration, the per share consideration shall be determined by dividing the maximum number of shares of Common Stock issuable with respect to such Common Stock Equivalents (as set forth in the instrument relating thereto without regard to any provisions contained therein for subsequent adjustment of such number) into the aggregate consideration received by the Corporation upon the sale or issuance of such Common Stock Equivalents. With respect to the issuance of other Common Stock Equivalents, the per share consideration shall be determined by dividing the maximum number of shares of Common Stock issuable with respect to such Common Stock Equivalents into the total aggregate consideration received by the Corporation upon the sale or issuance of such Common Stock Equivalents plus the minimum aggregate amount of additional consideration receivable by the Corporation upon the conversion or exercise of such Common Stock Equivalents. In connection with the sale or issuance of Common Stock and/or Common Stock Equivalents for non-cash consideration, the amount of consideration shall be reasonably determined in good faith by the Board of Directors of the Corporation.

               As used herein, "Additional Shares of Common Stock" shall mean either shares of Common Stock issued subsequent to the Original Issue Date or, with respect to the issuance of Common Stock Equivalents, the maximum number of shares of Common Stock issuable in exchange for, upon conversion or, or upon exercise of such Common Stock Equivalents.

                         (i) Upon each issuance of Additional Shares of Common Stock for a per share consideration less than the Conversion Price for the Series A Preferred Stock or the Series B Preferred Stock or the Series C Preferred Stock or the Series D Preferred Stock or the Series E Preferred Stock in effect on the date of such issuance, the Conversion Rate of such series of Preferred Stock in effect on such date will be adjusted by multiplying it by a fraction.

               (x) the numerator of which shall be the number of shares of Common Stock outstanding (assuming conversion of all outstanding Preferred Stock) immediately prior to the issuance of such Additional Shares of Common Stock, plus the number of such Additional Shares of Common Stock so issued, and

               (y) the denominator of which shall be the number of shares of Common Stock outstanding (assuming conversion of all outstanding Preferred Stock) immediately prior to the issuance of such Additional Shares of Common Stock plus the number of shares of Common Stock which the aggregate net consideration received by the Corporation for the total number of such Additional Shares of Common Stock so issued would purchase the Conversion Price for such series of Preferred Stock then in effect.

                         (ii) Upon each issuance of Common Stock Equivalents, exchangeable without further consideration into Common Stock, for a per share consideration less than the respective Conversion Price in effect on the date of such issuance, the Conversion Rate for such series of Preferred Stock in effect on such date will be adjusted as in subparagraph (i) immediately above on the basis that the related Additional Shares of Common Stock are to be treated as having been issued on the date of issuance of the Common Stock Equivalents, and the aggregate consideration received by the Corporation for such Common Stock Equivalents shall be deemed to have been received for such Additional Shares of Common Stock.

                         (iii) Upon each issuance of Common Stock Equivalents other than those described in subparagraph (ii) above, for a per share consideration less than the respective Conversion Price in effect on the date of such issuance, the Conversion Rate of such series of Preferred Stock in effect on such date will be adjusted as in subparagraph (i) immediately above on the basis that the related Additional Shares of Common Stock are to be treated as having been issued on the date of issuance of such Common Stock Equivalents, and the aggregate consideration received and that receivable by the Corporation or conversion or exercise of such Common Stock Equivalents shall be deemed to have been received for such Additional Shares.

                         (iv) Once any Additional Shares of Common Stock have been treated as having been issued for the purpose of this Paragraph 5(e), they shall be treated as issued and outstanding shares of Common Stock whenever any subsequent calculations must be made pursuant hereto; provided that on the expiration of any options, warrants or rights to purchase Additional Shares of Common Stock, the termination of any rights to convert or exchange for Additional Shares of Common Stock, or the expiration of any options or rights related to such convertible or exchangeable securities on account of which an adjustment in a Conversion Rate has been made previously pursuant to this Paragraph 5(e), such Conversion Rate shall forthwith be readjusted to such Conversion Rate as would have obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                         (v) The foregoing notwithstanding, no adjustment of any Conversion Rate or Conversion Price shall be made as a result of the issuance of:

          -- shares of Common Stock or any options, warrants or rights to purchase shares of Common Stock issued or issuable to employees or officers of the Corporation pursuant to any stock option plan, stock incentive plan or agreement approved by the Board of Directors of the Corporation;

          -- any shares of Common Stock pursuant to which any Conversion Rate and Conversion Price are adjusted under subparagraphs (c) or (d) of this Paragraph 5;

          -- any shares of Common Stock issued pursuant to the exchange, conversion, or exercise of any Common Stock Equivalents which have previously been incorporated into computations hereunder on the date when such Common Stock Equivalents were issued;

          -- any shares of Common Stock issued upon conversion of any share of Preferred Stock.

                    f.   No Adjustment. No adjustment in a Conversion Rate and
                         -------------
     Conversion Price need be made if such adjustment would result in a change in the Conversion Price of less than $0.01. Any adjustment of less than $.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in a Conversion Price.

                    g.   No Impairment. The Corporation will not, by amendment
                         -------------
     of this Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid to seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Paragraph 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

                    h.   Certificate as to Adjustments. Upon the occurrence of
                         -----------------------------
     each adjustment or readjustment of a Conversion Rate pursuant to this Paragraph 5, the Corporation at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Conversion Rate at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such series of Preferred Stock.

                    i.   Notices of Record Date. In the event of any taking by
                         ----------------------
     the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any Common Stock Equivalents or any rights to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall provide to each holder of Preferred Stock at least ten(10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such, dividend, distribution or right.

                    j.   Reservation of Stock Issuable Upon Conversion. The
                         ---------------------------------------------
     Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

               6.   Voting Rights.
                    -------------

                    a. Each share of Preferred Stock issued and outstanding shall have the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted on the record date for the vote or consent of shareholders and shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation. Except as set forth in subsections (b), (c), (d), (e) and (f) below, the holders of Preferred Stock shall vote with holders of the Common Stock upon any other matters submitted to a vote of shareholders, except those matters required by law or this Certificate of Incorporation to be submitted to a class or series vote.

                    b. The holders of Series A Preferred Stock, voting as a separate class, shall be entitled to elect two (2) directors to the Board of Directors as follows: (i) the holders of a majority of the outstanding shares of Series A Preferred Stock shall be entitled to elect one (1) director and may remove from office such director and fill any vacancy with respect to such position, if the holders of a majority of the outstanding shares of Series A Preferred so approve, and (ii) the holders of eighty-five percent (85%) of the outstanding shares of Series A Preferred Stock shall be entitled to elect one (1) director and may remove from office such director and fill any vacancy with respect to such position, if the holders of eighty-five percent (85%) of the outstanding shares of Series A Preferred Stock so approve; provided, however, if the
                                                    --------  -------
     holders of at least eighty-five percent (85%) of the outstanding shares of Series A Preferred Stock do not elect an individual under this subsection
     (b)(ii) at an annual meeting, then the director in office at the time of the annual meeting shall be deemed to have been elected and shall hold office until the next annual meeting at which time if the holders of at least eighty-five percent (85%) of the outstanding shares of Series A Preferred Stock do not elect an individual, such position will remain vacant until such holders elect a person to fill the vacancy.

                    c. The holders of a majority of the outstanding shares of Series B Preferred Stock, voting as a separate class, shall be entitled to elect two (2) directors to the Board of Directors and to remove from office either or both of them and to fill any vacancy or vacancies caused by the resignation, death or removal of either or both of them.

                    d. The holders of a majority of the outstanding shares of Series D Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of the Board of Directors, and to remove such director from office and to fill any vacancy caused by the resignation, death or removal of such director.

                    e. The holders of a majority of the outstanding shares of Series E Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director to the Board of Directors, and to remove such director from office and to fill any vacancy caused by the resignation, death or removal of such director.

                    f. The holders of a majority of the outstanding Preferred Stock, voting together as a single class, shall be entitled to elect one
     (1) director to the Board of Directors, and to remove such director from office and to fill any vacancy caused by the resignation, death or removal of such director.

                    g. The holders of a majority of the outstanding Common Stock and Preferred Stock, voting together as a single class, shall be entitled to elect one (1) director to the Board of Directors at each annual meeting of stockholders, and to remove such director from office and to fill any vacancy caused by the resignation, death or removal of such director.

                    h. The voting rights of the holders of Preferred Stock set forth in subsections (b), (c), (d), (e), (f) and (g) above shall terminate upon the closing of a Qualifying Public Offering.

               7.   Covenants.  In addition to any other rights provided by
                    ---------
     law, so long as any Preferred Stock shall be outstanding, the Corporation shall not:

                    a. without first obtaining the affirmative vote or written consent of the holders of not less than a majority of shares of Series A, Series B, Series D and Series E Preferred Stock, voting together as one class;

                         (i) Amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or Bylaws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any series of Preferred Stock, or increase or decrease the number of shares of any series of Preferred Stock authorized hereby;

                         (ii) Authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to or on a parity with any preference or priority of the Preferred Stock or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Corporation having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Preferred Stock; or

                         (iii) Undertake or effect any consolidation or merger of the Corporation with or into another corporation or the conveyance of substantially all of the assets of the Corporation to another person.

                    b. without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the shares of each of Series A, Series B, Series D and Series E Preferred Stock, each voting separately as a series:

                           (i)  In addition to the vote required pursuant to
     Section 7(a)(i), amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or Bylaws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any series of Preferred Stock, or increase or decrease the number of shares of any series of Preferred Stock authorized hereby; provided, however, that this Section 7(b)(i) shall not be applicable to any amendment, repeal or addition to the Corporation's Certificate of Incorporation or Bylaws that (A) is made to permit the sale of additional shares of capital stock of the Corporation as to which the holders of Preferred Stock have first refusal rights pursuant to that certain Investors' Rights Agreement dated as of February 10, 1994, as amended, and (B) affects the Series A, Series B, Series D and Series E Preferred Stock in the same manner;

                          (ii) Reclassify any outstanding shares into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Preferred Stock;

                         (iii) Pay or declare any dividends on any Common Stock without paying or declaring an equal dividend on the Preferred Stock;

                          (iv) Repurchase, acquire or retire any shares of Preferred Stock other than pursuant to the provisions of Section 5 hereof;

                           (v)  In addition to the vote required pursuant to
     Section 7(a)(iii), undertake or effect any consolidation or merger with or into another corporation, or the conveyance of all or substantially all of the assets of the Corporation, or a liquidation, dissolution or winding up of the Corporation; provided, however, that approval of each of Series A
                         --------  -------
     Series B, Series D and Series E Preferred Stock will not be required under this subsection (v) if (i) the consideration paid in cash or marketable securities on account of each outstanding share of Preferred Stock in connection with such transaction is at least (a) $7.50 per share, if such transaction occurs in 1994 or (b) $12.50 per share, if such transaction occurs in 1995 and 1996, with appropriate adjustment with respect to (a) and (b) for stock splits, stock dividends and the like or (ii) such action is taken after 1996;

                         (vi) Increase the number of authorized members of the Board of Directors above eight (8); or

                        (vii)  Amend, or take any action intended to
     circumvent, the provisions of this Section 7(b).

                    c. without first obtaining the affirmative vote or written consent of the holders of not less than eighty-five percent (85%) of the outstanding shares of Series A Preferred Stock:

                         (i) Authorize or issue additional shares of Series A Preferred Stock;

                        (ii) Redeem any shares of Series A Preferred Stock notwithstanding the provisions at Section 4;

                       (iii) Convert any shares of Series A Preferred Stock except (a) pursuant to Section 5(a)(i) or (b) pursuant to the election of a holder of Series A Preferred Stock pursuant to Section 5(a);

                        (iv) Amend or otherwise adversely affect the rights of the holders of Series A Preferred Stock to elect two (2) persons to the Corporation's Board of Directors as set forth in Section 6(b); or

                         (v) Amend or take any action intended to circumvent the provisions of this Section 7(c).

                    d. without first obtaining the approval of (a) the holders of a majority of Series A Preferred Stock, voting separately as one series;
     (b) the holders of a majority of the Series B Preferred Stock, voting separately as one series; and (c) the holders of a majority of all shares of Preferred Stock then outstanding voting together as one class:

                         (i)   Amend Article XII of the Corporation's Bylaws;
     or

                        (ii) Amend or take any action intended to circumvent the provisions of this Section 7(d) or Article XII of the Corporation's Bylaws.

               8.   Notices. All notices and other communications hereunder
                    -------
     shall be in writing and shall be deemed given in delivered personally or by express courier, mailed by registered or certified mail (return receipt requested), provided that all notices to foreign addresses shall be made by a recognized international express courier service, or sent by telecopy, confirmation received, to the parties at such addresses and telecopy numbers which have been provided to the corporation.

          2. The foregoing amendment of the Certificate of Incorporation was duly approved as of March 11, 1996 by a vote of the holders of a majority of the outstanding shares of the Corporation's Series A Preferred Stock voting as a separate series, a majority of the outstanding shares of the Corporation's Series B Preferred Stock voting as a separate series, a majority of the outstanding shares of the Corporation's Series C Preferred Stock voting as a separate series, a majority of the outstanding shares of the Corporation's Series D Preferred Stock voting as a separate series, a majority of the outstanding shares of the Corporation's Series E Preferred Stock voting as a separate series, a majority of the outstanding shares of the Corporation's Preferred Stock voting as a separate class, and a majority of the outstanding shares of the Corporation's Common Stock in accordance with Section 242(b) of the Delaware General Corporation Law.

          IN WITNESS WHEREOF, Summit Design, Inc. has caused this Certificate of Amendment to be signed and attested to by its duly authorized officers, as of this 11th day of March, 1996.

                                        SUMMIT DESIGN, INC.


                                        By:/s/ Larry J. Gerhard
                                           -------------------------------------
                                           Larry J. Gerhard
                                           President and Chief Executive Officer


Attest:

/s/ C. Albert Koob
- ---------------------------
C. Albert Koob
Assistant Secretary